EXHIBIT 4.3

FOURTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 11, 2015, among Dynegy Resource Holdings, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”) and a wholly-owned domestic subsidiary of Dynegy Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company (as successor by merger to Dynegy Finance II, Inc.) has heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”), dated as of October 27, 2014, among the Company, the Subsidiary Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $750,000,000 of 7.625% Senior Notes due 2024 (the “Initial Notes”) and, subject to the terms of the Indenture, future unlimited issuances of 7.625% Senior Notes due 2024 (the “Additional Notes, and together with the Initial Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 4.07 of the Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the Indenture, including, without limitation, Section 10.02 thereof.
3.    NEW YORK LAW TO GOVERN. THE INDENTURE, THE NOTES, THIS SUPPLEMENTAL INDENTURE AND THE SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
7.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
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IN WITNESS WHEREOF, we have hereunto signed our names as of the date set forth below.

Dated: May 11, 2015

DYNEGY INC.

By: /s/ Robert C. Flexon
Name:     Robert C. Flexon

Title:	President and Chief Executive Officer

DYNEGY RESOURCE HOLDINGS, LLC,

By: /s/ Robert C. Flexon
Name:     Robert C. Flexon

Title:	President and Chief Executive Officer

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SUBSIDIARY GUARANTORS:

DYNEGY ENERGY SERVICES (EAST), LLC

By: /s/ Robert C. Flexon
Name:     Robert C. Flexon
Title:    Chief Executive Officer

DYNEGY RESOURCE I, LLC
DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC
DYNEGY CONESVILLE, LLC
DYNEGY DICKS CREEK, LLC
DYNEGY FAYETTE II, LLC
DYNEGY HANGING ROCK II, LLC
DYNEGY KILLEN, LLC
DYNEGY LEE II, LLC
DYNEGY MIAMI FORT, LLC
DYNEGY STUART, LLC
DYNEGY WASHINGTON II, LLC
DYNEGY ZIMMER, LLC
DYNEGY COAL GENERATION, LLC
DYNEGY GAS GENERATION, LLC
DYNEGY GENERATION HOLDCO, LLC

By: /s/ Robert C. Flexon
Name:    Robert C. Flexon

Title:	President & Chief Executive Officer

DYNEGY ENERGY SERVICES, LLC

By: /s/ Robert C. Flexon
Name:     Robert C. Flexon
Title:    Chief Executive Officer

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BLUE RIDGE GENERATION LLC
BLACK MOUNTAIN COGEN, INC.
CASCO BAY ENERGY COMPANY, LLC
DYNEGY ADMINISTRATIVE SERVICES COMPANY
DYNEGY COAL HOLDCO, LLC
DYNEGY COAL INVESTMENTS HOLDINGS, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.
DYNEGY EQUIPMENT, LLC
DYNEGY GASCO HOLDINGS, LLC
DYNEGY GAS HOLDCO, LLC
DYNEGY GAS IMPORTS, LLC
DYNEGY GAS INVESTMENTS, LLC
DYNEGY GAS INVESTMENTS HOLDINGS, LLC
DYNEGY GLOBAL LIQUIDS, INC.
DYNEGY KENDALL ENERGY, LLC
DYNEGY MARKETING AND TRADE, LLC
DYNEGY MIDWEST GENERATION, LLC
DYNEGY MORRO BAY, LLC
DYNEGY MOSS LANDING, LLC
DYNEGY OAKLAND, LLC
DYNEGY OPERATING COMPANY
DYNEGY POWER, LLC
DYNEGY POWER GENERATION INC.
DYNEGY POWER MARKETING, LLC
DYNEGY SOUTH BAY, LLC
HAVANA DOCK ENTERPRISES, LLC
ILLINOVA CORPORATION
ONTELAUNEE POWER OPERATING COMPANY, LLC
SITHE ENERGIES, INC.
SITHE/INDEPENDENCE LLC

By: /s/ Robert C. Flexon
Name:    Robert C. Flexon
Title:    President & Chief Executive Officer

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EQUIPOWER RESOURCES CORP.
DYNEGY RESOURCE II, LLC
DYNEGY RESOURCE III, LLC
DYNEGY RESOURCES HOLDCO I, LLC
DYNEGY RESOURCES HOLDCO II, LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC
RICHLAND GENERATION EXPANSION, LLC
MILFORD POWER COMPANY, LLC
LAKE ROAD HOLDINGS GP, LLC
LAKE ROAD HOLDINGS LP, LLC
LAKE ROAD GENERATING COMPANY, L.P.
RSG POWER, LLC
RICHLAND-STRYKER GENERATION LLC
DYNEGY RESOURCES MANAGEMENT, LLC
DIGHTON POWER, LLC
MASSPOWER HOLDCO, LLC
MASSPOWER PARTNERS I, LLC
MASSPOWER PARTNERS II, LLC
MASSPOWER
LIBERTY ELECTRIC GENERATION HOLDINGS, LLC
LEP HOLDINGS, LLC
LIBERTY ELECTRIC PA 2, LLC
LIBERTY ELECTRIC POWER, LLC
TOMCAT POWER, LLC
KINCAID HOLDINGS, LLC
KINCAID GENERATION, L.L.C.
KINCAID ENERGY SERVICES COMPANY, LLC
ELWOOD EXPANSION HOLDINGS, LLC
ELWOOD ENERGY HOLDINGS, LLC
ELWOOD SERVICES COMPANY, LLC
ELWOOD ENERGY HOLDINGS II, LLC
BRAYTON POINT HOLDINGS, LLC
ECP II-B (BRAYTON POINT IP) CORP
ECP II-C (BRAYTON POINT IP) CORP

By: /s/ Robert C. Flexon
Name:     Robert C. Flexon

Title:	President and Chief Executive Officer

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WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Boris Treyger
Name:     Boris Treyger
Title:    Vice President

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